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                                                                      EX-99.B(i)

                       [MORRISON FOERSTER LLP LETTERHEAD]


                                October 1, 2003


Wells Fargo Funds Trust
525 Market Street
San Francisco, California 94105

        Re:     Shares of Beneficial Interest of
                Wells Fargo Funds Trust

Ladies/Gentlemen:

        We refer to the Registration Statement on Form N-1A (SEC File Nos. 333-74295 and 811-09253) (the "Registration Statement") of Wells Fargo Funds Trust (the "Trust") relating to the registration of an indefinite number of shares of beneficial interest in the Trust (collectively, the "Shares").

        We have been requested by the Trust to furnish this opinion as Exhibit
(i) to the Registration Statement.

        We have examined documents relating to the organization of the Trust and the Income Funds and WealthBuilder Portfolios as series of the Trust, and the authorization and issuance of Shares to the Income Funds and WealthBuilder Portfolios. The Income Funds are the Diversified Bond Fund, High Yield Bond Fund, Income Fund, Income Plus Fund, Inflation-Protected Bond Fund, Intermediate Government Income Fund, Limited Term Government Income Fund, Montgomery Short Duration Government Bond Fund, Montgomery Total Return Bond Fund, Stable Income Fund, and Tactical Maturity Bond Fund. The WealthBuilder Portfolios are the WealthBuilder Growth Balanced Portfolio, WealthBuilder Growth & Income Portfolio and WealthBuilder Growth Portfolio.

        Based upon and subject to the foregoing, we are of the opinion that:

        The issuance and sale of the Shares of the Income Funds and WealthBuilder Portfolios by the Trust has been duly and validly authorized by all appropriate action of the Trust, and assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses under the Securities Act of 1933, as amended, such Shares will be legally issued, fully paid and nonassessable by the Trust.

        We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

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                       [MORRISON FOERSTER LLP LETTERHEAD]

October 1, 2003
Page 2

        In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "Counsel" in the Statements of Additional Information, which are included as part of the Registration Statement.

                                       Very truly yours,

                                       /s/ Morrison & Foerster LLP
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                                       MORRISON & FOERSTER LLP